UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 4, 2020
Date of Report (Date of earliest event reported)

Everi Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada, 89113
(Address of principal executive offices)

(800) 833-7110
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EVRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events.
Quarterly Report on Form 10-Q
The Company is unable to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”), which it expected to file by the original deadline of May 11, 2020, due to the outbreak of, and local, state, and federal governmental responses to, the COVID-19 pandemic.
The Company’s operations have experienced significant disruptions as a result of the circumstances surrounding the COVID-19 pandemic. The Company has previously filed a Current Report on Form 8-K on April 21, 2020 for the purpose of supplementing the risk factors disclosed in Part I Item 1A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Annual Report”), to address the impact of the COVID-19 pandemic on the Company. Such impacts include, but are not limited to, the institution of social distancing and sheltering in place requirements in many states and communities where the Company and its customers operate, resulting in: temporary closures of nearly all of the Company’s casino customers, significantly impacting demand for the Company’s products and services, as well as office closures, the furlough of more than half of the Company’s employees, and the Company’s issuance of a work from home policy to protect its remaining employees and their families from potential virus transmission among co-workers. The office closures, employee furloughs, and work from home policy have, in turn, caused a delay in the preparation and filing of the Quarterly Report with a majority of the Company’s remaining employees working remotely to complete and file the Quarterly Report.
Considering the impact of these factors, the Company will be unable to compile and review certain information required to file the Quarterly Report by May 11, 2020, the original filing deadline, without unreasonable effort or expense.
On March 4, 2020, the Securities and Exchange Commission issued an order (Release No. 34-88318) under Section 36 of the Exchange Act granting exemptions from specified provisions of the Exchange Act and certain rules thereunder, as superseded by a subsequent order (Release No. 34-88465) issued on March 25, 2020 (collectively, the “Order”).
The Company is relying on the Order to delay the filing of the Quarterly Report and is accordingly furnishing this Current Report on Form 8-K by the Quarterly Report’s prior to the deadline required by the Order. The Company expects to file the Quarterly Report no later than June 25, 2020, 45 days after the original filing deadline.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERI HOLDINGS INC.

Date: May 4, 2020	By:	/s/ Todd A. Valli
Todd A. Valli, Senior Vice President, Corporate Finance and Chief Accounting Officer